AMENDMENT TO LOAN AGREEMENTS

Parties: The undersigned is Com2000, Inc., the Borrower, and the Lender is Webplus, Inc..

Loan Agreements to be amended: Dated June 30, and December 31, 2021 in the amounts of $4,000, $2,000, respectively.

The undersigned hereby agreed to extend the maturity dates and term of the loans to:

  Promise to Pay: January 1, 2023.

Replacing:

  Promise to Pay: On the earliest of January 1 or within 1 month from from the date that the Borrower will go public (the SEC declares the Com2000 S-1 registration statement effective).

All other terms of the respective loan agreements shall remain the same.

Agreed: Jan 28, 2022

Lender	Borrower

/s/ Jacob Lakhany	/s/ Victor Tong
Webplus, Inc.	Victor Tong, Director